UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
 ___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2017
 __________________________________
Novelion Therapeutics Inc.
(Exact Name of Registrant as specified in its charter)
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British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright
1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada
(Address of principal executive offices)
Registrant’s telephone number, including area code: (877) 764-3131
N/A
(Former name or former address, if changed since last report.)
 ____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2017, Gregory Perry informed Novelion Therapeutics, Inc. (the “Company”) of his intention to resign as Chief Financial Officer of the Company and pursue other opportunities. On December 4, 2017, the Company announced that its Board of Directors (the “Board”) has appointed Michael Price to fill the role of Chief Financial Officer, effective immediately. Mr. Perry has agreed to stay with the Company through December 31, 2017 to assist with transition matters.

Prior to joining the Company, Mr. Price, 60, served as vice president and chief financial officer for Noven Pharmaceuticals from 2007 to 2016. Noven was publicly traded until its acquisition by Hisamitsu Pharmaceutical Company in August 2009. Prior to joining Noven in 2007, Mr. Price was vice president, chief financial officer, treasurer, and secretary for Bentley Pharmaceuticals, a publicly traded pharmaceutical company, from March 1992 until September 2006. Before that, he was vice president for Carr Financial Group. Mr. Price is a certified public accountant. He holds a bachelor of science degree in business administration (accounting) from Auburn University and a master of business administration degree from Florida State University.

Mr. Price, who joined the Company as its Senior Vice President of Finance in November 2017, is party to an employment agreement with the Company (the “Employment Agreement”), which provides Mr. Price with an annual base salary of $415,000 (subject to increase by the Board) and an annual target bonus opportunity of 50% of his base salary beginning in 2018 (as may be amended from time to time, his “Target Bonus”). In connection with his Employment Agreement, Mr. Price was also awarded (a) an award of options to purchase 100,000 shares of the Company’s common stock and (b) an award of restricted stock units representing 20,000 shares of the Company’s common stock, each to vest in three equal annual installments on the first three anniversaries of the grant date.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2017.

There are no other arrangements or understandings between Mr. Price and any other person pursuant to which Mr. Price was appointed Chief Financial Officer, and Mr. Price is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his departure, the Company anticipates entering into a separation agreement with Mr. Perry, which will provide that Mr. Perry receive certain severance payments and benefits under his employment arrangements, which are filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on December 5, 2016, Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, as amended and supplemented, as well as other customary terms of separation.

Item 7.01 Regulation FD.

A copy of the press release announcing Mr. Price’s appointment and Mr. Perry’s resignation is attached as Exhibit 99.1.

Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 4, 2017 (furnished).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	General Counsel

Date:  December 4, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 4, 2017 (furnished).